UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2013 (July 16, 2013)

Realogy Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-179896	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Park Avenue
Madison, NJ	07940
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2013, Realogy Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as underwriter (collectively, the “Underwriters”), and the selling stockholders named in Schedule B thereto (collectively, the “Selling Stockholders”), relating to the public offering of 25,125,070 shares of the Company’s common stock, par value $0.01 per share, by the Selling Stockholders at an offering price of $47.57 per share.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. The Company will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187816), as amended, initially filed with the Securities and Exchange Commission on April 9, 2013, and the related prospectus supplement and accompanying prospectus. The offering is expected to close on or about July 22, 2013, subject to customary closing conditions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the offering described above, on July 16, 2013, Travis W. Hennings and M. Ali Rashid resigned from the Board of Directors of the Company, subject to and effective upon the closing of the offering. Mr. Hennings, who was appointed by funds affiliated with Apollo Global Management LLC, served as a Director of the Company since October 2012. Mr. Rashid, who was appointed by funds affiliated with Apollo Global Management LLC, served as a Director of the Company since April 2007. As a result, the Board of Directors of the Company will consist of five independent directors, the Company’s Chairman and Chief Executive Officer, and one non-management director who is not independent. The Company continues to consider potential candidates for inclusion on its Board of Directors as additional independent directors.

Mr. Hennings’ and Mr. Rashid’s resignations are not the result of any dispute or disagreement with the Company or any of its subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 16, 2013, by and among the Company, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and the selling stockholders named in Schedule B thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: July 22, 2013

REALOGY GROUP LLC

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: July 22, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 16, 2013, by and among the Company, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and the selling stockholders named in Schedule B thereto.